FOR IMMEDIATE RELEASE

Workiva Announces Fourth Quarter and Full Year 2019 Financial Results
Q4 Subscription and Support Revenue of $66.1 Million, up 23.0% from Q4 2018
Q4 Total Revenue of $80.3 Million, up 24.6% from Q4 2018
Full Year 2019 Total Revenue of $297.9 Million, up 21.9% from 2018

AMES, Iowa - February 20, 2020 – Workiva (NYSE:WK), provider of the world’s leading connected reporting and compliance platform, today announced financial results for its fourth quarter and full year ended December 31, 2019.
"We are pleased with our fourth quarter and full year 2019 results that beat guidance for revenue, operating loss and loss per share," said Marty Vanderploeg, Chief Executive Officer of Workiva.
"We are encouraged by our progress in bookings and pipeline from our growth vectors: Europe, Wdata and our platform solutions for integrated risk and global statutory reporting," said Stuart Miller, Chief Financial Officer of Workiva. "Our Q4 results and 2020 guidance reflect our investments in these vectors."
"One of our top priorities this year is upgrading customers to the next generation of our technology, which is an end-to-end platform," said Vanderploeg. "Our customers now have the power to connect and manage all of their data – from initial systems of record to final reports – in our secure, cloud platform."
"Our advisory and service partners can also combine their domain expertise with our new, more open platform to create higher-value solutions for their clients," said Vanderploeg. "We see our partners as a catalyst for growth in 2020."
Fourth Quarter 2019 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2019 reached $80.3 million, an increase of 24.6% from $64.4 million in the fourth quarter of 2018. Subscription and support revenue contributed $66.1 million, up 23.0% versus the fourth quarter of 2018. Professional services revenue was $14.1 million, an increase of 32.5% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the fourth quarter of 2019 was $57.2 million compared with $47.0 million in the same quarter of 2018. GAAP gross margin was 71.3% versus 73.0% in the fourth quarter of 2018. Non-GAAP gross profit for the fourth quarter of 2019 was $58.1 million, an increase of 22.6% compared with the prior year's fourth quarter, and non-GAAP gross margin was 72.3% compared to 73.5% in the fourth quarter of 2018.
•Loss from Operations: GAAP loss from operations for the fourth quarter of 2019 was $14.5 million compared with a loss of $7.8 million in the prior year's fourth quarter. Non-GAAP loss from operations was $4.6 million, compared with non-GAAP loss from operations of $0.3 million in the fourth quarter of 2018.
•Net Loss: GAAP net loss for the fourth quarter of 2019 was $16.3 million compared with a net loss of $7.7 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.35 compared with a net loss per basic and diluted share of $0.17 in the fourth quarter of 2018.
•Non-GAAP net loss for the fourth quarter of 2019 was $4.3 million compared with a net loss of $0.2 million in the prior year's fourth quarter. Non-GAAP net loss per basic and diluted share was $0.09, compared with a net loss per basic and diluted share of $0.00 in the fourth quarter of 2018.

•Liquidity: As of December 31, 2019, Workiva had cash, cash equivalents and marketable securities totaling $488.0 million, compared with $98.3 million as of December 31, 2018. In August 2019, we issued $345.0 million aggregate principal amount of 1.125% convertible senior notes due 2026. In addition, financing obligations totaled $17.2 million as of December 31, 2019.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,510 customers as of December 31, 2019, a net increase of 170 customers from December 31, 2018.
•Revenue Retention Rate: As of December 31, 2019, Workiva's revenue retention rate (excluding add-on revenue) was 94.7%, and the revenue retention rate including add-on revenue was 113.0%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2019, Workiva had 652 customers with an annual contract value (ACV) of more than $100,000, up 47.2% from 443 customers at December 31, 2018. Workiva had 285 customers with an ACV of more than $150,000, up 50.0% from 190 customers in the fourth quarter of 2018.
•Fortune's Best 100 Workplaces: Workiva was named one of the FORTUNE 100 Best Companies to Work For® in 2020 by research firm Great Place to Work and FORTUNE magazine. This is the second consecutive year Workiva has been named to this list.
Full Year 2019 Financial Highlights
•Revenue: Total revenue for the full year 2019 was $297.9 million, an increase of 21.9% compared with $244.3 million in the prior year. Subscription and support revenue was $245.8 million, an increase of 22.6% on a year-over-year basis.
•Gross Profit: GAAP gross profit for 2019 was $212.9 million compared with $178.5 million in the prior year. GAAP gross margin was 71.5% in 2019. Non-GAAP gross profit was $216.2 million, an increase of 20.2% compared with the prior year, and non-GAAP gross margin was 72.6%.
•Loss from Operations: GAAP loss from operations for the full year 2019 was $48.0 million compared with a loss of $49.8 million in the prior year. Non-GAAP loss from operations was $9.9 million compared with a loss of $13.0 million in 2018.
•Net Loss: GAAP net loss for 2019 was $48.1 million compared with a net loss of $50.1 million in the prior year. GAAP net loss per share was $1.04 based on 46.3 million weighted-average shares outstanding compared with a loss per share of $1.15 based on 43.6 million weighted-average shares outstanding in 2018.
•Non-GAAP net loss for 2019 was $9.1 million compared with a net loss of $13.3 million in the prior year. Non-GAAP net loss per share was $0.20 based on 46.3 million weighted-average shares outstanding compared with a non-GAAP net loss per share of $0.31 based on 43.6 million weighted-average shares in 2018.
•Cash Flow: Net cash provided by operating activities was $30.6 million in 2019, compared to cash provided by operating activities of $6.4 million in 2018.

Financial Outlook
As of February 20, 2020, Workiva is providing guidance for its first quarter 2020 and full year 2020 as follows:
First Quarter 2020 Guidance:
•Total revenue is expected to be in the range of $82.8 million to $83.3 million.
•GAAP loss from operations is expected to be in the range of $17.6 million to $18.1 million.
•Non-GAAP loss from operations is expected to be in the range of $7.0 million to $7.5 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.39 to $0.40.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.12 to $0.13.
•Net loss per basic and diluted share is based on 47.8 million weighted-average shares outstanding.
Full Year 2020 Guidance:
•Total revenue is expected to be in the range of $341.5 million to $343.5 million.
•GAAP loss from operations is expected to be in the range of $79.7 million to $81.7 million.
•Non-GAAP loss from operations is expected to be in the range of $36.0 million to $38.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.72 to $1.76.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.63 to $0.67.
•Net loss per basic and diluted share is based on 48.9 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2019, in addition to discussing the Company’s outlook for the first quarter and full year 2020. To access this call, dial 833-287-0800 (U.S. domestic) or 647-689-4459 (international). The conference ID is 9066012. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through February 27, 2020 at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 9066012. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva, provider of the world's leading connected reporting and compliance platform, is used by thousands of enterprises across 180 countries, including nearly 75 percent of Fortune 500® companies, and by government agencies. Our customers have linked over five billion data elements to trust their data, reduce risk and save time. For more information about Workiva (NYSE:WK), please visit workiva.com.

Read the Workiva blog: www.workiva.com/blog
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FORTUNE® and FORTUNE 500® are registered trademarks of Fortune Media IP Limited and are used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Workiva Inc. Note: Claim not confirmed by FORTUNE® or Fortune Media IP Limited.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation, non-cash interest expense and CEO separation expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense and CEO separation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, CEO separation expense, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Because of the non-recurring nature of CEO separation expense, Workiva believes this expense is not representative of ongoing operating costs. Workiva’s management excludes CEO separation expense when evaluating its ongoing performance and/or predicting its operating trends and believes that its investors should have access to the same set of tools that we use in analyzing results. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenue
Subscription and support	$66,148	$53,779	$245,765	$200,392
Professional services	14,117	10,656	52,126	43,952
Total revenue	80,265	64,435	297,891	244,344
Cost of revenue
Subscription and support (1)	11,946	8,637	42,881	34,215
Professional services (1)	11,102	8,757	42,131	31,645
Total cost of revenue	23,048	17,394	85,012	65,860
Gross profit	57,217	47,041	212,879	178,484
Operating expenses
Research and development (1)	23,216	20,773	89,921	81,602
Sales and marketing (1)	33,732	23,011	120,300	90,337
General and administrative (1)	14,754	11,047	48,380	56,333
Total operating expenses	71,702	54,831	258,601	228,272
Loss from operations	(14,485)	(7,790)	(45,722)	(49,788)
Interest income	2,064	435	4,657	1,278
Interest expense	(3,534)	(480)	(6,366)	(1,827)
Other (expense) and income, net	(305)	318	(564)	513
Loss before provision for income taxes	(16,260)	(7,517)	(47,995)	(49,824)
Provision for income taxes	38	204	139	247
Net loss	$(16,298)	$(7,721)	$(48,134)	$(50,071)
Net loss per common share:
Basic and diluted	$(0.35)	$(0.17)	$(1.04)	$(1.15)
Weighted-average common shares outstanding - basic and diluted	47,058,209	44,472,672	46,302,656	43,640,408

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
	(unaudited)
Cost of revenue
Subscription and support	$412	$140	$1,554	$700
Professional services	429	170	1,725	619
Operating expenses
Research and development	1,990	1,702	8,006	5,842
Sales and marketing	2,593	1,466	8,792	5,416
General and administrative	4,431	4,044	15,707	18,264

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$381,742	$77,584
Marketable securities	106,214	20,764
Accounts receivable, net	60,228	65,107
Deferred commissions	14,108	8,178
Other receivables	2,432	1,181
Prepaid expenses and other	6,508	4,417
Total current assets	571,232	177,231
Property and equipment, net	39,745	41,468
Operating lease right-of-use assets	15,352	—
Deferred commissions, non-current	14,977	10,569
Intangible assets, net	1,651	1,266
Other assets	3,439	577
Total assets	$646,396	$231,111
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,057	$5,461
Accrued expenses and other current liabilities	49,930	36,353
Deferred revenue	173,617	148,545
Current portion of financing obligations	1,328	1,222
Total current liabilities	231,932	191,581
Convertible senior notes, net	280,601	—
Deferred revenue, non-current	32,569	25,171
Other long-term liabilities	1,498	6,891
Operating lease liabilities, non-current	18,564	—
Financing obligations, non-current	15,889	17,208
Total liabilities	581,053	240,851
Stockholders’ equity (deficit)
Common stock	47	44
Additional paid-in-capital	420,170	297,145
Accumulated deficit	(355,161)	(307,027)
Accumulated other comprehensive income	287	98
Total stockholders’ equity (deficit)	65,343	(9,740)
Total liabilities and stockholders’ equity (deficit)	$646,396	$231,111

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
	(unaudited)
Cash flows from operating activities
Net loss	$(16,298)	$(7,721)	$(48,134)	$(50,071)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,228	900	4,160	3,781
Stock-based compensation expense	9,855	7,522	35,784	30,841
(Recovery of) provision for doubtful accounts	(34)	239	(92)	550
Amortization (accretion) of premiums and discounts on marketable securities, net	102	(78)	13	(141)
Amortization of debt discount and issuance costs	2,179	—	3,262	—
Deferred income tax	2	(5)	(65)	(9)
Changes in assets and liabilities:
Accounts receivable	(16,364)	(24,831)	5,166	(20,216)
Deferred commissions	(2,300)	(5,547)	(10,268)	(11,155)
Operating lease right-of-use asset	747	—	2,552	—
Other receivables	(780)	211	(1,250)	(205)
Prepaid expenses	1,653	1,308	(2,084)	2,020
Other assets	489	833	(1,860)	276
Accounts payable	1,993	(300)	2,153	1,699
Deferred revenue	17,927	25,112	32,039	40,144
Operating lease liability	(809)	—	(3,035)	—
Accrued expenses and other liabilities	2,397	1,938	12,225	8,886
Net cash provided by (used in) operating activities	1,987	(419)	30,566	6,400
Cash flows from investing activities
Purchase of property and equipment	(244)	(380)	(3,104)	(1,122)
Purchase of marketable securities	(17,099)	(6,935)	(112,565)	(24,659)
Maturities of marketable securities	6,450	11,400	26,840	20,400
Sale of marketable securities	—	—	498	—
Purchase of intangible assets	(22)	(77)	(734)	(251)
Other	—	—	(1,000)	—
Net cash (used in) provided by investing activities	(10,915)	4,008	(90,065)	(5,632)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	1,659	2,735	24,152	16,662
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(390)	(1,861)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	4,922	3,216
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	335,899	—
Principal payments on capital lease and financing obligations	(312)	(284)	(1,213)	(1,163)
Proceeds from government grants	—	—	—	22
Net cash provided by financing activities	1,347	2,451	363,370	16,876
Effect of foreign exchange rates on cash	199	(299)	287	(393)
Net (decrease) increase in cash and cash equivalents	(7,382)	5,741	304,158	17,251
Cash and cash equivalents at beginning of period	389,124	71,843	77,584	60,333
Cash and cash equivalents at end of period	$381,742	$77,584	$381,742	$77,584

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Gross profit, subscription and support	$54,202	$45,142	$202,884	$166,177
Add back: Stock-based compensation	412	140	1,554	700
Gross profit, subscription and support, non-GAAP	$54,614	$45,282	$204,438	$166,877
As a percentage of subscription and support revenue, non-GAAP	82.6%	84.2%	83.2%	83.3%

Gross profit, professional services	$3,015	$1,899	$9,995	$12,307
Add back: Stock-based compensation	429	170	1,725	619
Gross profit, professional services, non-GAAP	$3,444	$2,069	$11,720	$12,926
As a percentage of professional services revenue, non-GAAP	24.4%	19.4%	22.5%	29.4%

Gross profit	$57,217	$47,041	$212,879	$178,484
Add back: Stock-based compensation	841	310	3,279	1,319
Gross profit, non-GAAP	$58,058	$47,351	$216,158	$179,803
As percentage of revenue, non-GAAP	72.3%	73.5%	72.6%	73.6%

Cost of revenue, subscription and support	$11,946	$8,637	$42,881	$34,215
Less: Stock-based compensation	412	140	1,554	700
Cost of revenue, subscription and support, non-GAAP	$11,534	$8,497	$41,327	$33,515
As percentage of revenue, non-GAAP	14.4%	13.2%	13.9%	13.7%

Cost of revenue, professional services	$11,102	$8,757	$42,131	$31,645
Less: Stock-based compensation	429	170	1,725	619
Cost of revenue, professional services, non-GAAP	$10,673	$8,587	$40,406	$31,026
As percentage of revenue, non-GAAP	13.3%	13.3%	13.6%	12.7%

Research and development	$23,216	$20,773	$89,921	$81,602
Less: Stock-based compensation	1,990	1,702	8,006	5,842
Research and development, non-GAAP	$21,226	$19,071	$81,915	$75,760
As percentage of revenue, non-GAAP	26.4%	29.6%	27.5%	31.0%

Sales and marketing	$33,732	$23,011	$120,300	$90,337
Less: Stock-based compensation	2,593	1,466	8,792	5,416
Sales and marketing, non-GAAP	$31,139	$21,545	$111,508	$84,921
As percentage of revenue, non-GAAP	38.8%	33.4%	37.4%	34.8%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
General and administrative	$14,754	$11,047	$48,380	$56,333
Less: Stock-based compensation	4,431	4,044	15,707	14,643
Less: CEO separation expense(1)	—	—	—	9,527
General and administrative, non-GAAP	$10,323	$7,003	$32,673	$32,163
As percentage of revenue, non-GAAP	12.9%	10.9%	11.0%	13.2%

Loss from operations	$(14,485)	$(7,790)	$(45,722)	$(49,788)
Add back: Stock-based compensation	9,855	7,522	35,784	27,220
Add back: CEO separation expense(1)	—	—	—	9,527
Loss from operations, non-GAAP	$(4,630)	$(268)	$(9,938)	$(13,041)
As percentage of revenue, non-GAAP	(5.8)%	(0.4)%	(3.3)%	(5.3)%

Net loss	$(16,298)	$(7,721)	$(48,134)	$(50,071)
Add back: Stock-based compensation	9,855	7,522	35,784	27,220
Add back: Non-cash interest expense related to convertible senior notes	2,179	—	3,263	—
Add back: CEO separation expense(1)	—	—	—	9,527
Net loss, non-GAAP	$(4,264)	$(199)	$(9,087)	$(13,324)
As percentage of revenue, non-GAAP	(5.3)%	(0.3)%	(3.1)%	(5.5)%

Net loss per basic and diluted share:	$(0.35)	$(0.17)	$(1.04)	$(1.15)
Add back: Stock-based compensation	0.21	0.17	0.77	0.62
Add back: Non-cash interest expense related to convertible senior notes	0.05	—	0.07	—
Add back: CEO separation expense(1)	—	—	—	0.22
Net loss per basic and diluted share, non-GAAP	$(0.09)	$(0.00)	$(0.20)	$(0.31)

Weighted-average common shares outstanding - basic and diluted, non-GAAP	47,058,209	44,472,672	46,302,656	43,640,408

(1) CEO separation expense in the year ended December 31, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payment expense of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending March 31, 2020			Year ending December 31, 2020

Loss from operations, GAAP range	$(17,600)	-	$(18,100)	$(79,700)	-	$(81,700)
Add back: Stock-based compensation	10,600		10,600	43,700		43,700
Loss from operations, non-GAAP range	$(7,000)	-	$(7,500)	$(36,000)	-	$(38,000)

Net loss per share, GAAP range	$(0.39)	-	$(0.40)	$(1.72)	-	$(1.76)
Add back: Stock-based compensation	0.22		0.22	0.89		0.89
Add back: Non-cash interest expense related to convertible senior notes	0.05		0.05	0.20		0.20
Net loss per share, non-GAAP range	$(0.12)	-	$(0.13)	$(0.63)	-	$(0.67)

Weighted-average common shares outstanding - basic and diluted	47,800,000		47,800,000	48,900,000		48,900,000